UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        February 23, 2005
                        -----------------
         Date of Report (Date of earliest event reported)


                       LIONS PETROLEUM INC.
                       --------------------
      (Exact name of registrant as specified in its charter)

            Delaware                  000-30285               N/A
   (State or other jurisdiction      (Commission         (IRS Employer
    of incorporation)                 File No.)          Identification No.)


600 17th Street, Suite 2800 South, Denver, CO, U.S.A.     80202
------------------------------------------------------------------
(Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code: (720) 359-1604
                                                    ---------------

                       Energy Visions Inc.
  -------------------------------------------------------------
  (former name or former address, if changed since last report)


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Section 1 -  Company's Business and Operations

Item 1.01  Entry Into A Material Definitive Agreement

Lions Petroleum, Inc. (Lions) is in the process of changing its business focus from fuel cell and battery technology to the oil and gas industry. In this regard Lions intends to spin off its wholly-owned subsidiary, Pure Energy Visions Corporation, formerly Energy Ventures, Inc. ("Pure Energy
Corporation").

Lions announced its intent to spin off Pure Energy Corporation in December 2004, but Lions has recently been advised that a prospectus must be filed with the applicable securities regulators in order to facilitate the distribution of the Pure Energy Corporation's common shares, that Lions holds, to Lions' shareholders. While this will take a considerable period of time to complete, it is necessary to ensure that the process is carried out appropriately.

To expedite the spin-off, Lions, by consent of a majority of its shareholders, issued special warrants that are effective as of September 20, 2004 (the "Special Warrants"). The Special Warrants may be exercised on the basis of one (1) Special Warrant for every share of Pure Energy Corporation. Each Special Warrant entitles the Lions shareholder of record as of September 20, 2004, without the payment of any additional consideration, to acquire one (1) common share in the capital of Pure Energy Corporation.

Pure Energy Corporation will use its best efforts to obtain from the Ontario Securities Commission a receipt for a final prospectus qualifying for distribution the common shares of Pure Energy Corporation to be distributed pursuant to the exercise of the Special Warrants. The Special Warrants are exercisable on or before the earlier of the date of issuance of the receipt from the Ontario Securities Commission (the "Receipt Date"), and the date that is 12 months from the date of issuance of the Special Warrant certificates (the "Expiry Date"). Any Special Warrants not exercised by the Receipt Date will be deemed to have been exercised by the holders on that date. In the event the receipt from the Ontario Securities Commission is not obtained by the Expiry Date, Special Warrants not exercised by that date will be deemed to have been exercised by the holders and the common shares of Pure Energy Corporation will be distributed as of that date.

Shares distributed upon exercise of the Special Warrants prior to the issuance of the receipt from the Ontario Securities Commission (or in the event the receipt is not issued), will be subject to an indefinite statutory hold period in Canada, during which period of time the underlying shares may not be re-sold. Such holding period(s) will expire in a particular jurisdiction 12 months from the date Pure Energy Corporation becomes a reporting issuer in that jurisdiction.

Upon the exercise, or deemed exercise, of all of the Special Warrants, Lions' shareholders as of September 20, 2004, will own all of the common shares of Pure Energy Corporation and effectively will own the historical business relating to rechargeable batteries and fuel cells, conducted by Pure Energy Corporation. Pure Energy Corporation is currently negotiating to increase its holdings in Pure Energy Inc., whose 100% owned subsidiary, Pure Energy Visions Inc., owns a battery manufacturing plant in Amherst, Nova Scotia. Pure Energy Inc's "Pure Energy" rechargeable alkaline batteries are the number one selling brand of rechargeable batteries in Canada.


         Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The following directors and principal officers have voluntarily resigned their positions to facilitate our change of business to the oil and gas industry:

          Wayne Hartford       President, CEO and Director
          Peter Searle          Vice President of Finance, CFO and Director
          Chris Lundstrom       Director
          Dr. Phillip Whiting   Executive Vice President and Director

The following directors and principal officers have been appointed to serve until the next annual meeting of shareholders:

          Dale M. Paulson       President, CEO and Director
          Gordon L. Wiltse      Secretary, CFO and Director
          Duane D. Fadness      Director

Dale Paulson has over 11 years of experience as a stockbroker and financial advisor at a number of leading investment firms where he specialized in raising venture capital for resource companies. He is also a director and Vice-President of Panterra Resource Corp., a Canadian public company trading on the TSX Venture Exchange. Mr. Paulson holds a Bachelors degree in Business Administration from Simon Fraser University and a diploma from the Canadian Securities Institute.

Gordon L. Wiltse has over 10 years of business experience as a business manager and marketing consultant for private companies in various industries. He is not a director or officer of any other public companies.

Duane D. Fadness has over 20 years of experience in the oil and gas industry and is currently a Senior Business Development Representative for Western Gas Resources, Inc., a United States public company trading on the New York Stock Exchange. Western Gas is the industry leader of coal bed methane in northeastern Wyoming. He has consulted in the land, marketing, pipeline, and business development aspects of the oil and gas industry. He holds a Master of Business Administration degree from the University of Denver.


                            SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        Lions Petroleum Inc.

DATED: February 23, 2005.                   /s/ Dale Paulson
                                        By: _________________________________
                                            Dale Paulson
                                            President and Director